Exhibit 23.1

KPMG LLP

PO Box 10426 777 Dunsmuir Street

Vancouver BC V7Y 1K3

Canada

Telephone (604) 691-3000

Fax (604) 691-3031

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Methanex Corporation

We consent to the use of our reports, each dated March 24, 2020, with respect to the consolidated financial statements as of December 31, 2019 and 2018 and for each of the years in the two-year period ended December 31, 2019 and the effectiveness of internal control over financial reporting as of December 31, 2019 included in this annual report on Form 40-F.

Our report on the consolidated financial statements refers to the adoption of IFRS 16 Leases related to the accounting for leases effective January 1, 2019. Our report on the consolidated financial statements also refers to the restatement of the 2018 consolidated financial statements, as described in Note 25 to the consolidated financial statements.

Our report dated March 24, 2020, on the effectiveness of internal control over financial reporting as of December 31, 2019, expresses our opinion that Methanex Corporation did not maintain effective internal control over financial reporting as of December 31, 2019 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that ineffective controls over research and technical accounting analysis have been identified and included in management’s assessment.

We also consent to the incorporation by reference of such reports in the Registration Statements (No. 33-112624, No. 333-141833, No. 333-194850, and No. 333-217591) on Form S-8 of Methanex Corporation.

/s/ KPMG LLP

Chartered Professional Accountants

March 24, 2020

Vancouver, Canada

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG

International Cooperative (“KPMG International”), a Swiss entity. KPMG

Canada provides services to KPMG LLP.